UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2026

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Lakeview Court,
Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(408) 610-3915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	VELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement

On May 15, 2026, Velo3D, Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Needham & Company, LLC, Cantor Fitzgerald & Co. and Craig-Hallum Capital Group, LLC (each, a “Sales Agent,” and collectively, the “Sales Agents”), acting as sales agents and/or principals. Pursuant to the terms of the Sales Agreement, the Company may sell from time to time to or through any Sales Agent shares of the Company’s common stock, par value $0.00001 per share (the “Shares”), having an aggregate offering price of up to $100,000,000 (the “Offering”).

Any Shares offered and sold in the Offering will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (No. 333-294876) (the “Registration Statement”), which was initially filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2026, and declared effective on April 8, 2026, including the base prospectus contained in the Registration Statement, as supplemented by a prospectus supplement filed with the SEC on May 15, 2026 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Company currently intends to use the net proceeds from the Offering, if any, for working capital and general corporate purposes.

Sales of Shares, if any, under the Sales Agreement may be made in any transactions permitted by law that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act. The Sales Agents will use commercially reasonable efforts to sell the Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose).

The Sales Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Sales Agents, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. Under the terms of the Sales Agreement, the Company will pay the Sales Agents a commission equal to 3.0% of the aggregate gross proceeds from the Offering. The Company will also reimburse the Sales Agents for certain expenses incurred in connection with the Sales Agreement.

The Company is not obligated to make any sales of Shares under the Sales Agreement. No assurance can be given that the Company will sell any Shares under the Sales Agreement, or, if it does, as to the price or amount of Shares that it sells or the dates when such sales will take place. The offering of Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement in accordance with its terms.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such document. A copy of the Sales Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

A copy of the opinion of Troutman Pepper Locke LLP relating to the validity of the Shares to be issued in the Offering is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The provisions of the Sales Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Sales Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s public filings with the SEC.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the Company’s entry into the Sales Agreement described in Item 1.01 of this Current Report on Form 8 K, on May 15, 2026, the Company delivered a notice to Needham terminating the sales agreement, dated as of February 6, 2023, by and between the Company and Needham (the “Prior Sales Agreement”), which termination was effective on the date thereof. The Company is not subject to any termination penalties related to the termination of the Prior Sales Agreement. A copy of the Prior Sales Agreement was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
5.1	Opinion of Troutman Pepper Locke LLP
10.1	Sales Agreement, dated as of May 15, 2026, by and among Velo3D, Inc. and Needham & Company, LLC, Cantor Fitzgerald & Co. and Craig-Hallum Capital Group, LLC
23.1	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date: May 15, 2026	By:	/s/ James Suva
James Suva
Chief Financial Officer